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                                                                    EXHIBIT 5(A)




                               FRED ELEFANT, P.A.

                                ATTORNEY AT LAW

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
DUPONT CENTER, SUITE 105                                                    FAX (904) 398-2068
1650 PRUDENTIAL DRIVE                                                 TELEPHONE (904) 398-2277
JACKSONVILLE, FLORIDA 32207
                                                                                  -----------
                                                                            MAILING ADDRESS:
                                                                            POST OFFICE BOX 749
                                                                    JACKSONVILLE, FLORIDA 32201-0749
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                                October 22, 1995

Physician Sales & Service, Inc.
7800 Belfort Parkway, Suite 250
Jacksonville, Florida  32256


      Re: Physician Sales & Service, Inc. Amended and Restated 1994 Long Term Incentive Plan and Amended and Restated Directors Stock Plan Registration Statement on Form S-8

Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of up to 1,655,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Physician Sales & Service, Inc., a Florida corporation, (the "Company") which may be issued under the Amended and Restated 1994 Long Term Incentive Plan and Amended and Restated Directors Stock Plan (the "Plans"), I have examined the Registration Statement on Form S-8, and originals or copies of corporate records, certificates of public officials and of officers of the Company and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant and necessary for the opinion hereinafter expressed.

         On the basis of the foregoing, I am of the opinion that the proposed issuance under the Plans of up to 1,655,000 shares of Common Stock has been duly authorized by the Board of Directors of the Company, and the shares, when issued in accordance with the terms and conditions of their respective Plan, will be legally issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the Business Corporation Law of the State of Florida and no opinion is expressed as to the effect of the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as an exhibit to said Registration Statement on Form S-8 and further consent to the use of our name wherever appearing in the Form S-8.


                                        Sincerely,

                                        FRED ELEFANT, P.A.

                                        By:      /s/ Fred Elefant
                                            ------------------------------
                                               Fred Elefant